EXHIBIT 99.01

                    CAUTIONARY STATEMENTS FOR PURPOSES OF THE
                     "SAFE HARBOR" PROVISIONS OF THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995


     The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward- looking statements" to encourage companies to provide prospective information, so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the forward-looking statement(s). Ingram Micro Inc. (the "Company") desires to take advantage of the safe harbor provisions of the Act.

     Except for historical information, the Company's Annual Report on Form 10-K for the year ended January 2, 1999 to which this exhibit is appended, the Company's quarterly reports on Form 10-Q, the Company's current reports on Form 8-K, periodic press releases, as well as other public documents and statements, may contain "forward- looking statements" within the meaning of the Act.

     In addition, representatives of the Company from time to time participate in speeches and calls with market analysts, conferences with investors and potential investors in the Company's securities, and other meetings and conferences. Some of the information presented in such speeches, calls, meetings and conferences may be "forward- looking statements" within the meaning of the Act.

     It is not reasonably possible to itemize all of the many factors and specific events that could affect the Company and/or the computer-based technology products and services distribution industry as a whole. In some cases, information regarding certain important factors that could cause actual results to differ materially from those projected, forecasted, estimated, budgeted or otherwise expressed in forward-looking statements made by or on behalf of the Company may appear or be otherwise conveyed together with such statements. The following additional factors (in addition to other possible factors not listed) could affect the Company's actual results and cause such results to differ materially from those projected, forecasted, estimated, budgeted or otherwise expressed in forward-looking statements made by or on behalf of the Company:

     Intense Competition. The Company operates in a highly competitive environment, both in the United States and internationally. The computer-based technology products and services distribution industry is characterized by intense competition, based primarily on price, product availability, speed and accuracy of delivery, effectiveness of sales and marketing programs, credit availability, ability to tailor specific solutions to customer needs, quality and breadth of product lines and services, and availability of technical and product information. The Company's competitors include regional, national, and international wholesale distributors, as well as hardware manufacturers, networking equipment manufacturers, and software publishers that sell directly to resellers and end-users and large resellers who resell to other resellers. There can be no assurance that the Company will not lose market share in the United States or in international markets, or that it will not be forced in the future to reduce its prices in response to the actions of its competitors and thereby experience a further reduction in its gross margins. See Margins."

     The Company entered into the channel assembly business during 1997 and has since expanded to include the manufacture of private label and unbranded systems and systems for original equipment manufacturers ("OEMs"). Certain of the Company's competitors in channel assembly, private label and unbranded systems manufacturing and OEM systems manufacturing may be more experienced and may have more established contacts with suppliers and other types of partners, providing those competitors with a competitive advantage over the Company. Success in the channel assembly, private label and unbranded systems manufacturing and OEM systems manufacturing business requires significant infrastructure investment, and there can be no assurance that product can be assembled and delivered in a cost effective manner sufficient to adequately cover the Company's investment. In addition, if OEM and reseller partners choose not to participate or choose not to increase their support for the Company's channel assembly, private label and unbranded systems manufacturing and OEM systems manufacturing initiatives,


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and if the Company is not successful in finding other ways to cover the
Company's infrastructure investment, there is no assurance that the Company's business, financial condition, or results of operations will not be materially impacted.

     As the Company initiates other business models, such as electronic software distribution, it faces competition from companies with more experience in this arena. There also exists a risk that, after investing in the new distribution method, this form of software delivery may not generate the volume adequate to cover the Company's investment. In addition, as the Company enters new business areas, it may also encounter increased competition from current competitors and/or from new competitors, some of which may be current customers of the Company. There can be no assurance that increased competition and adverse reaction from customers resulting from the Company's expansion into new business models will not have a material adverse effect on the Company's business, financial condition, or results of operations.

     Narrow Margins. As a result of intense price competition in the computer-based technology products and services wholesale distribution industry, the Company's margins have historically been narrow and are expected in the future to continue to be narrow. The Company's gross margins have been further reduced by the Company's entry into the master reseller business, which has lower gross margins than the Company's traditional wholesale distribution business. These narrow margins magnify the impact on operating results of variations in operating costs. The Company receives purchase discounts from suppliers based on a number of factors, including sales or purchase volume and breadth of customers. These purchase discounts directly affect gross margins. Because many purchase discounts from suppliers are based on percentage increases in sales of products, it may become more difficult for the Company to achieve the percentage growth in sales required for larger discounts due to the current size of the Company's revenue base. In the last year, major PC manufacturers have substantially raised the threshold on sales volume before distributors may qualify for discounts and/or rebates, which has adversely affected the Company's narrow margins. There has also been increased price competition among distributors in the last year as distributors have fought to maintain market share. The intense price competition, particularly in the United States, has adversely affected the Company's narrow margins. Further decreases in purchase discounts and rebates by suppliers and continued or increased price competition among distributors may have a material adverse impact on the Company's results of operations. In addition, as hardware manufacturers look to increase direct sales volumes while tightening terms and conditions, some customers are buying more products directly from the manufacturer rather than through distribution, which may adversely affect the Company's sales volumes and profit margins. As a result of the Company's narrow margins, if the Company's receivables experience a substantial deterioration in their collectibility or the Company cannot obtain credit insurance at reasonable rates, the Company's financial condition and results of operations may also be adversely impacted.

     Fluctuations in Quarterly Results. The Company's quarterly net sales and operating results have varied significantly in the past and will likely continue to do so in the future as a result of seasonal variations in the demand for the products and services offered by the Company, the introduction of new hardware and software technologies and products offering improved features and functionality, the introduction of new products and services by the Company and its competitors, the loss or consolidation of a significant supplier or customer, changes in the level of operating expenses, inventory adjustments, product supply constraints, competitive conditions including pricing, interest rate fluctuations, the impact of acquisitions, currency fluctuations, and general economic conditions. The Company's narrow margins may magnify the impact of these factors on the Company's operating results. The Company believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. In addition, the results of any quarterly period are not indicative of results to be expected for a full fiscal year. In certain future quarters, the Company's operating results may be below the expectations of public market analysts or investors. In such event, the market price of the Common Stock would be materially adversely affected.

     Capital Intensive Nature of Business. The Company's business requires significant levels of capital to finance accounts receivable and product inventory that is not financed by trade creditors. In order to continue its expansion, including acquisitions, the Company will need additional financing, including debt financing, which may or may not be available on terms acceptable to the Company, or at all. In addition to the Company's

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prospects, financial condition and results of operations, macroeconomic factors such as fluctuations in interest rates or a general economic downturn may restrict the Company's ability to raise the necessary capital. No assurance can be given that the Company will continue to be able to raise capital in adequate amounts for these or other purposes on terms acceptable to the Company, and the failure to do so could have a material adverse effect on the Company's business, financial condition, and results of operations. See "-- Fluctuations in Quarterly Results," "-- Acquisitions" and "--Risk of Termination of Subsidized Floor Plan Financing for the Company's Master Reseller Business."

     Management of Growth. The rapid growth of the Company's business has required the Company to make significant recent additions in personnel and has significantly increased the Company's working capital requirements. Although the Company has experienced significant sales growth in recent years, such growth should not be considered indicative of future sales growth. Such growth has resulted in new and increased responsibilities for management personnel and has placed and continues to place a significant strain upon the Company's management, operating and financial systems, and other resources. There can be no assurance that the strain placed upon the Company's management, operating and financial systems, and other resources will not have a material adverse effect on the Company's business, financial condition, and results of operations, nor can there be any assurance that the Company will be able to attract or retain sufficient personnel to continue the expansion of its operations. Also crucial to the Company's success in managing its growth will be its ability to achieve additional economies of scale. There can be no assurance that the Company will be able to achieve such economies of scale, and the failure to do so could have a material adverse effect on the Company's business, financial condition, and results of operations.

     Dependence on Information Systems. The Company depends on a variety of information systems for its operations, particularly its centralized IMpulse information processing system which supports more than 40 operational functions including receiving, customer management, order processing, shipping, inventory management, and accounting. At the core of the IMpulse system is on-line, real-time distribution software to which considerable enhancements and modifications have been made to support the Company's growth and its low cost business model. Although the Company has not in the past experienced significant failures or downtime of IMpulse or any of its other information systems, any such failure or significant downtime could prevent the Company from taking customer orders, printing product pick-lists, and/or shipping product and could prevent customers from accessing price and product availability information from the Company.

     In order to react to changing market conditions, the Company must continuously expand and improve IMpulse and its other information systems. The Company has begun to migrate its IMpulse information processing system from a mainframe-based system using Cobol language to a client-server based system using Oracle database management systems. The Company believes that this new information system architecture will address the Company's need for a distributed computing environment and will increase system scalability and fault tolerance. However, to the extent the Company fails to implement improvements to its IMpulse information systems at a rate that meets the demands of customers, the Company's competitive advantage with respect to such systems may be adversely affected, which may have a material adverse effect on the Company business, financial condition and results of operations.

     From time to time the Company may acquire other businesses having information systems and records, which must be converted and integrated into IMpulse or other Company information systems. These conversion and integration projects could result in a significant diversion of resources from other operations. The transition to and implementation of new or upgraded hardware or software systems could result in system delays or failures. Any interruption, corruption, degradation or failure of the Company's information systems could adversely impact its ability to receive and process customer orders on a timely basis.

     The Company believes that customer information systems are becoming increasingly important in the wholesale distribution of technology products. As a result, the Company has enriched its customer information systems by adding features that allow increased flexibility in how reseller customers purchase products from the Company. However, there can be no assurance that competitors will not develop customer information systems

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that are superior to those offered by the Company. The inability of the Company to develop competitive customer information systems could adversely affect the Company's business, financial condition, and results of operations.

     As is the case with many computer software systems, some of the Company's systems use two digit data fields which recognize dates using the assumption that the first two digits are "19" (i.e., the number 99 is recognized as the year 1999). Therefore, the Company's date critical functions relating to the year 2000 and beyond, such as sales, distribution, purchasing, inventory control, merchandise planning and replenishment, facilities, and financial systems, may be severely affected unless changes are made to these systems. With the assistance of an outside consultant, the Company commenced a review of its internal systems to identify applications that are not Year 2000 ready and to assess the impact of the Year 2000 problem. The Company has developed an overall plan to modify its internal systems to be Year 2000 ready. The Company anticipates that the required Year 2000 modifications will be made on a timely basis and does not believe that the cost of such modifications will have a material effect on the Company's operating results. There can be no assurance, however, that the Company will be able to modify successfully and in a timely manner all of its internal services and systems to comply with Year 2000 requirements, which could have a material adverse effect on the Company's operating results. In addition, the Company faces risks to the extent that suppliers of products (including components for its channel assembly, private label and unbranded systems, and configuration initiative), services (including services provided by independent shipping companies), and business on a worldwide basis may not have business systems or products that comply with Year 2000 requirements. In the event any such third parties cannot provide the Company with products, services or systems that meet Year 2000 requirements in a timely manner, the Company's operating results could be materially adversely affected. The Company's operating results also could be materially adversely affected if it were to be held responsible for the failure of any products sold by the Company to be Year 2000 compliant despite its disclaimer of product warranties and the limitation of liability contained in its sales terms and conditions.

     Exposure to Foreign Markets; Currency Risk. The Company, through its subsidiaries, operates in a number of countries outside of the United States, and the Company expects its international net sales to increase as a percentage of total net sales in the future. The Company's net sales from operations outside the United States are primarily denominated in currencies other than the U.S. dollar. Accordingly, the Company's international operations impose risks upon its business as a result of exchange rate fluctuations. There can be no assurance that exchange rate fluctuations will not have a material adverse effect on the Company's business, financial condition, or results of operations in the future. In certain countries outside the United States, operations are accounted for primarily on a U.S. dollar denominated basis. In the event of an unexpected devaluation of the local currency in those countries (as occurred in Mexico in December 1994 and more recently in 1997 in Asia and Latin America), the Company may experience significant foreign exchange losses. In addition, the Company's operations may be significantly adversely affected as a result of the general economic impact of the devaluation of the local currency.

     The Company's operations outside the United States are subject to other risks such as the imposition of governmental controls, export license requirements, restrictions on the export of certain technology, political instability, trade restrictions, tariff changes, difficulties in staffing and managing international operations, difficulties in collecting accounts receivable and longer collection periods, aud the impact of local economic conditions and practices. These risks are more prevalent in regions where the economic and political environments are less stable compared to more stable areas such as Canada and Western Europe. As the Company continues to expand its international business, its success will be dependent, in part, on its ability to anticipate and effectively manage these and other risks. There can be no assurance that these and other factors will not have a material adverse effect on the Company's operations or its business, financial condition, and results of operations as a whole.

     Dependence on Key Individuals. The Company is dependent in large part on its ability to retain the services of its key management, sales, and operational personnel. The Company's continued success is also dependent upon its ability to retain and attract other qualified employees, including highly skilled technical, managerial, and marketing personnel, to meet the Company's needs. Competition for qualified personnel is intense, particularly in the area of technical support. The Company may not be successful in attracting and retaining the personnel it

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requires, which could have a material adverse effect on the financial condition and results of operations of the Company.

     Product Supply, Dependence on Key Suppliers. The ability of the Company to obtain particular products or product lines in the required quantities and to fulfill customer orders on a timely basis is critical to the Company's success. In most cases, the Company has no guaranteed price or delivery agreements with its suppliers. As a result, the Company has experienced, and may in the future continue to experience, short-term inventory shortages. In addition, manufacturers who currently distribute their products through the Company may decide to distribute, or to substantially increase their existing distribution, through other distributors, their own dealer networks, or directly to resellers. Further, the computer-based technology products industry experiences significant product supply shortages and customer order backlogs from time to time due to the inability of certain manufacturers to supply certain products on a timely basis. There can be no assurance that suppliers will be able to maintain an adequate supply of products to fulfill the Company's customer orders on a timely basis or that the Company will be able to obtain particular products or that a product line currently offered by suppliers will continue to be available.

     Acquisitions. As part of its growth strategy, the Company pursues the acquisition of companies that either complement or expand its existing business. Acquisitions involve a number of risks and difficulties, including expansion into new geographic markets and business areas, the possibility that the Company could incur or acquire substantial debt in connection with the acquisitions, the requirement to understand local business practices, the diversion of management's attention to the assimilation of the operations and personnel of the acquired companies, the integration of the acquired companies' management information systems with those of the Company, potential adverse short-term effects on the Company's operating results, the amortization of acquired intangible assets, and the need to present a unified corporate image.

     Risk of Declines in Inventory Value. The Company's business, like that of other wholesale distributors, is subject to the risk that the value of its inventory will be adversely affected by price reductions by suppliers or by technological chan 'ges affecting the usefulness or desirability of the products comprising the inventory. It is the policy of most suppliers of computer-based technology products and services to protect distributors such as the Company, who purchase directly from such suppliers, from the loss in value of inventory due to technological change or the supplier's price reductions. These policies are sometimes not embodied in written agreements and do not protect the Company in all cases from declines in inventory value. Major PC suppliers in the last year have decreased the availability of price protection for distributors. The shorter time periods during which distributors may receive rebates or credit for decreases in manufacturer prices on unsold inventory have made it more difficult for the Company to match its inventory levels with the price protection periods. Consequently, the Company's risk of loss due to declines in value of inventory held by the Company after such price protection periods have passed has increased. No assurance can be given that unforeseen new product developments will not materially adversely affect the Company, or that the Company will be able to successfully manage its existing and future inventories. The Company's risk of declines in inventory value could also be greater outside the United States where agreements with suppliers are more restrictive with regard to price protection and the Company's ability to return unsold inventory. For those suppliers participating in the Company's channel assembly program, the extent to which the amount of inventory in the channel is reduced may directly impact the amount of price protection which will be provided by those suppliers. If major computer-based technology vendors substantially decrease or eliminate the availability of price protection to wholesale distributors, such change in policy could have a material adverse effect on the Company's financial condition and results of operations.

     Dependence on Independent Shipping Companies. The Company relies almost entirely on arrangements with independent shipping companies for the delivery of its products. The termination of the Company's arrangements with one or more of these independent shipping companies, or the failure or inability of one or more of these independent shipping companies to deliver products from suppliers to the Company or products from the Company to its reseller customers or their end-user customers could have a material adverse effect on the Company's business, financial condition, or results of operations.

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     Rapid Technological Change; Alternate Means of Software Distribution. The
computer-based technology products industry is subject to rapid technological change, new and enhanced product specification requirements, and evolving industry standards. These changes may cause inventory in stock to decline substantially in value or to become obsolete. In addition, suppliers may give the Company limited or no access to new products being introduced.

     Net sales of software products have decreased as a percentage of total net sales in recent years due to a number of factors, including bundling of software with microcomputers; sales growth in Ingram Alliance, which is a hardware-only business; declines in software prices; and the emergence of alternative means of software distribution, such as site licenses and electronic distribution. The Company expects this trend to continue.

     Risk of Termination of Subsidized Floor Plan Financing for the Company's Master Reseller Business. The master reseller business is characterized by gross margins and operating margins that are even narrower than those of the rest of its U.S. business and by competition based almost exclusively on price, programs, and execution. A substantial majority of the Company's master reseller sales are funded by floor plan financing companies. The Company has typically received payment from these financing institutions within three business days from the date of the sale, allowing the Company's master reseller business to operate at much lower relative working capital levels than the Company's wholesale distribution business. Its suppliers typically subsidize such floor plan financing for the Company's reseller customers. Starting in the second half of 1998, certain of the industry's leading hardware manufacturers reduced their flooring fee subsidies. As a result, payments from institutions that finance master reseller sales with these reduced subsidies are now received within 15 days. This delay in payment has increased the Company's average borrowing levels and interest costs. If the arrangements for these floor plan financing subsidies are terminated or continue to be substantially reduced, such change in policy could have a material adverse effect on the Company's financial condition and results of operations.

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